EXHIBIT 10.14

Execution Copy

FEDERAL HOME LOAN BANK OF SAN FRANCISCO

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Effective January 1, 2003

TABLE OF CONTENTS

ARTICLE 1. INTRODUCTION		1
1.1	Establishment of Plan	1
1.2	Purpose of the Plan	1

ARTICLE 2. DEFINITIONS		2
2.1	Definitions	2
2.2	Number and Gender	4

ARTICLE 3. PARTICIPATION AND SERVICE		5
3.1	General	5
3.2	Date of Participation	5
3.3	Duration; Rehire	5
3.4	Contribution Credit Service	5
3.5	Vesting Service	6

ARTICLE 4. RETIREMENT BENEFITS		7
4.1	Account	7
4.2	Contribution Credits	8
4.3	Annual Indexation Credits	9
4.4	Special Rules For Determining Balance of Accounts and for Crediting Contribution Credits and Annual Indexation Credits	9
4.5	Vesting	10
4.6	Forfeiture	11

ARTICLE 5. PAYMENT OF BENEFITS; DEATH BENEFITS		12
5.1	Amount of Benefit	12
5.2	Automatic Form of Benefit Payment	12
5.3	Optional Forms of Benefit Payments	12
5.4	Automatic Time of Benefit Payment	12
5.5	Optional Time of Benefit Payment	13
5.6	Manner and Time of Elections	13
5.7	Death Benefits	13
5.8	Beneficiary Designation	14
5.9	Erroneous Payments	14
5.10	Rehire	14

ARTICLE 6. SOURCE OF PAYMENTS		15
6.1	Bank Obligations and Source of Payments	15
6.2	“Rabbi” Trust	15

ARTICLE 7. ADMINISTRATION		16
7.1	Committee	16
7.2	Procedures for Requesting Benefit Payments	17

i

ARTICLE 8. AMENDMENT AND TERMINATION		18
8.1	Amendment of the Plan	18
8.2	Termination of the Plan	18

ARTICLE 9. MISCELLANEOUS PROVISIONS		19
9.1	Employment Rights	19
9.2	No Examination or Accounting	19
9.3	Records Conclusive	19
9.4	Severability	19
9.5	Counterparts	19
9.6	Taxes	19
9.7	Binding Effect	20
9.8	Assignment	20
9.9	Incapacity	20
9.10	Unsecured Creditor	21
9.11	Notice	21
9.12	Benefits Not Salary	21
9.13	Captions	21
9.14	Governing Law	21
9.15	Addresses	22

FEDERAL HOME LOAN BANK OF SAN FRANCISCO SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN Schedule A		A-1

FEDERAL HOME LOAN BANK OF SAN FRANCISCO SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN Schedule B		B-1

ii

ARTICLE 1. INTRODUCTION

1.1 Establishment of Plan

The Federal Home Loan Bank of San Francisco (the “Bank”) establishes the Federal Home Loan Bank of San Francisco Supplemental Executive Retirement Plan (the “Plan”), effective as of January 1, 2003.

1.2 Purpose of the Plan

The purpose of this Plan is to provide supplemental retirement benefits for a select group of management or highly compensated employees of the Bank. Payments under the Plan shall be made from the general assets of the Bank or from the assets of the Trust, if any, established as part of the Plan. It is intended that the Plan remain at all times a nonqualified plan and that the Trust, if any, shall constitute a grantor trust under Sections 671 through 679 of the Code. Until paid, any and all assets of any vehicle used for payment of benefits under this Plan shall remained owned by the Bank, subject to the claims of its general creditors in the event of the Bank’s insolvency.

ARTICLE 2. DEFINITIONS

2.1 Definitions

Whenever used in this Plan, the following words and phrases shall have the meanings set forth below unless a different meaning is expressly provided or plainly required by the context:

(a) “Account” means the account established for a Participant pursuant to Section 4.1 of the Plan.

(b) “Actuarial Equivalent” means a benefit having the same value as the benefit for which it is substituted. The determination of the Actuarial Equivalent of any benefit as provided for under this Plan shall be made based on the factors specified in this definition of Actuarial Equivalent in the Cash Balance Plan.

(c) “Annual Indexation Credit” means the credit to an Account described in Section 4.3.

(d) “Bank” means Federal Home Loan Bank of San Francisco and any successor thereto that agrees to assume the duties and obligations of the Bank hereunder.

(e) “Beneficiary” means the person or entity designated by a Participant or Former Participant pursuant to Section 5.8 to receive any death benefit payable under this Plan. If no Beneficiary is properly designated at the time of the Participant’s or Former Participant’s death, or if no person so designated shall survive the Participant or Former Participant, the Beneficiary shall be the surviving spouse, or if there is no surviving spouse, the Participant’s or Former Participant’s estate.

(f) “Benefit Equalization Plan” means the Federal Home Loan Bank of San Francisco Benefit Equalization Plan.

(g) “Board of Directors” means the Board of Directors of the Bank.

(h) “Cash Balance Plan” means the Federal Home Loan Bank of San Francisco Cash Balance Plan.

(i) “Cause” means any of the following:

(1) Criminal or other willful misconduct of the Participant that materially violates any laws, regulations or orders of any government agency, including without limitation any laws, regulations or orders applicable to the Bank; or

(2) Deliberate material failures of the Participant to comply with the Bank’s policies and procedures or with any directive of the Board of Directors.

(j) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(k) “Committee” means the committee appointed by the Board of Directors in accordance with Section 7.1 of this Plan.

(l) “Compensation” means the base salary and other wages, bonuses, commissions, and other taxable remuneration payable to a Participant by the Bank for a Plan Year or other period taken into account in making the determination. In applying this definition, Compensation shall also include any salary reduction elected by the Participant under Code Section 125, 401(k), Code Section 132(f)(4) and any deferrals or contributions made by the Participant under any nonqualified deferred compensation or excess benefit plans maintained by the Bank, including, without limitation, the Deferred Compensation Plan and the Benefit Equalization Plan. The foregoing notwithstanding, in determining a Participant’s Compensation, all long-term incentive payments, reimbursements and expense allowances, moving expenses, fringe benefits, income attributable to group-term life insurance, long-term disability payments, meals and lodging, contributions made by the Bank on behalf of the Participant to, and all distributions from, qualified plans, nonqualified deferred compensation plans, and excess benefit plans (including, without limitation, the Cash Balance Plan, the Savings Plan, the Deferred Compensation Plan and the Benefit Equalization Plan) shall be excluded.

(m) “Contribution Credit” means the credit to an Account described in Section 4.2.

(n) “Contribution Credit Service” means the service described in Section 3.4.

(o) “Deferred Compensation Plan” means the Federal Home Loan Bank of San Francisco Deferred Compensation Plan.

(p) “Disability” means disability as determined under the Bank’s Long-Term Disability Plan.

(q) “Final Average Pay” means the highest average annual Compensation of a Participant during any three (3) consecutive calendar years completed during which an individual is a Participant in the period preceding the determination date. If the Participant received Compensation for fewer than three (3) consecutive complete calendar years while a Participant, Final Average Pay shall be determined taking into account either the Participant’s last three (3) completed calendar years as a Participant, or, if fewer than three (3) calendar years have been completed as a Participant, the Participant’s entire completed service with the Bank.

(r) “Former Participant” means either:

(1) Any former employee of the Bank who has a vested Account under the Plan; or

(2) Any current employee of the Bank who was a Participant under the Plan irregardless of whether such individual’s Account is vested or nonvested.

(s) “Participant” means an employee who becomes a Participant as provided in Article 3.

(t) “Plan” means the Federal Home Loan Bank of San Francisco Supplemental Executive Retirement Plan, as established by this document and as amended from time to time.

(u) “Plan Year” means the calendar year.

(v) “Savings Plan” means the Federal Home Loan Bank of San Francisco Savings Plan.

(w) “Total Retirement Income” means the amount determined under (1) and (2) below projected using the assumptions, and in the manner, set forth in Section 4.4 below, determined as the Actuarial Equivalent of a single life annuity commencing at the later of the Participant’s Normal Retirement Date (as defined in the Cash Balance Plan) and the date of termination of employment with the Bank.

(1) all benefits accrued by a Participant or Former Participant under the Cash Balance Plan, the Financial Institutions Retirement Fund and this Plan, plus

(2) all benefits contributed by the Bank on behalf of a Participant under the Deferred Compensation Plan and the Benefit Equalization Plan with the exception of any matching contributions contributed by the Bank on behalf of a Participant and any deferrals or contributions made at the direction of the Participant.

(x) “Trust” means a “rabbi” grantor trust under Sections 671 through 679 of the Code which may be established pursuant to this Plan.

(y) “Trust Agreement” means any agreement entered into between the Bank and the Trustee, that establishes the Trust, if any, to form a part of this Plan and to receive, hold, invest and dispose of the Trust Fund.

(z) “Trust Fund” means the assets of every kind and description held under any Trust Agreement forming a part of this Plan.

(aa) “Trustee” means any person or entity appointed to act as trustee under the Trust, if any.

(bb) “Vesting Service” means the service described in Section 3.5.

2.2 Number and Gender

Except when otherwise indicated by the context, any use of any term in the singular or plural shall also include the opposite number. As used in the Plan, the masculine gender shall be deemed to refer to the feminine whenever appropriate.

ARTICLE 3. PARTICIPATION AND SERVICE

3.1 General

Participation in the Plan is limited solely to a select group of management or highly compensated employees who hold positions that are designated by the Board of Directors as covered under the Plan.

3.2 Date of Participation

An individual shall automatically become a Participant on the latter of:

(a) January 1, 2003, or

(b) the date that the individual first begins service in a position that the Board of Directors has designated as covered under the Plan.

3.3 Duration; Rehire

(a) Participant. An employee who becomes a Participant shall continue to be a Participant until the employee terminates employment with the Bank or until the employee no longer serves in a position which the Board of Directors has designated as covered under the Plan.

(b) Former Participant. An individual shall continue to be a Former Participant until payment of his or her Account is made in full, begins, is forfeited pursuant to Section 4.6, or unless he or she once again becomes a Participant pursuant to Section 3.3(c).

(c) Rehire. A former employee who was a Participant in the Plan and is subsequently rehired by the Bank shall once again become a Participant on the date he or she begins service in a position that the Board of Directors has designated as covered under the Plan. Such individual’s Contribution Credit Service and Vesting Service shall be determined in accordance with the provisions of Sections 3.4 and 3.5.

3.4 Contribution Credit Service

(a) General. Except as otherwise provided in this Section, Contribution Credit Service shall include the Participant’s aggregate periods of employment (including years and fractions thereof) with the Bank or with an entity covered by the Financial Institutions Retirement Fund on and after January 1, 1996. Notwithstanding the foregoing, all employment with the Bank necessary to complete six (6) months of Vesting Service as defined in, and required for participation under, the Cash Balance Plan shall be excluded from Contribution Credit Service for purposes of this Plan.

(b) Special Rules for Determining Contribution Credit Service for Purposes of 25 Year Limit. For purposes of the 25 year limit on Contribution Credits set forth in Section 4.2(b), Contribution Credit Service shall include all service with the Bank including service prior to January 1, 1996; provided, however, that any service with any entity covered by the Financial Institutions Retirement Fund other than the Bank shall not count as Contribution Credit Service for purposes of this Section 3.4(b) and Section 4.2(b); provided further, however, that if a break-in-service with the Bank of one day or greater occurred prior to January 1, 1996, then service with the Bank prior to such break-in-service shall count as Contribution Credit Service only if the Participant was an employee of the Bank on December 31, 1995. Notwithstanding the foregoing the following service shall not count as Contribution Credit Service for purposes of the 25 year limit under this Plan: (i) all employment with the Bank necessary to complete six (6) months of Vesting Service as defined in, and required for participation under, the Cash Balance Plan and (ii) all employment necessary to complete six (6) months of Vesting Service as defined in, and required for participation under, the Financial Services Retirement Fund.

3.5 Vesting Service

Vesting Service with respect to a particular Contribution Credit and the Annual Indexation Credits associated therewith shall include a Participant’s aggregate periods of employment (including years and fractions thereof) with the Bank from the date such Contribution Credit is credited to the Participant’s Account.

ARTICLE 4. RETIREMENT BENEFITS

4.1 Account

(a) The Bank shall establish and maintain an Account on its books for each Participant (and Former Participant) in the Plan. The balance of a Participant’s (or Former Participant’s) Account as of any date shall be equal to the sum of the Participant’s (or Former Participant’s) Contribution Credits and Annual Indexation Credits, if any, as of that date, as adjusted pursuant to Sections 4.4(b) and 4.4(c) below and, if applicable, Sections 4.1(b) and (c). Subject to the provisions of Section 5.10, as of the date payment of benefits is made or commences under this Plan, the Participant’s or Former Participant’s Account shall be reduced to zero (0), such individual shall cease to be a Participant or Former Participant, and, subject to other applicable provisions of the Plan, benefits shall be paid under the automatic form of benefit payment provided under Section 5.2 or, if applicable, the optional form of benefit payment elected by the Participant or Former Participant under Section 5.3.

(b) Rehired Individuals Not in Pay Status at Time of Rehire. If an individual, in accordance with the provisions of Section 3.3(c), once again becomes a Participant following rehire prior to the time any payments have been made to such individual under Article 5 below, then upon the date the individual once again becomes a Participant such individual’s Account shall be redetermined in accordance with Section 4.1(a) and shall include any amounts unvested at the time of the earlier termination. Such unvested amounts shall be subject to the vesting requirements set forth in Section 4.5.

(c) Rehired Individuals in Pay Status at Time of Rehire. If an individual, in accordance with the provisions of Section 3.3(c), once again becomes a Participant after the time any payment has been made to such individual under Article 5, then such individual’s Account shall be determined as follows:

(1) If such individual had previously received a lump sum payment under Section 5.2 below, then upon the date such individual once again becomes a Participant such individual’s Account shall be redetermined and shall be credited only with those amounts which were unvested at the time of the earlier termination and which were not a part of any distribution. Such unvested amounts shall be subject to the vesting requirements set forth in Section 4.5.

(2) If such individual had previously begun receiving annuity payments under Section 5.3(a) or 5.3(b), then upon the date such individual once again becomes a Participant such payments automatically shall cease and such individual’s Account shall be credited with any amount not yet paid to such individual pursuant to Article 5. Such amount shall be determined by the Plan actuary in a reasonable manner consistent with the terms of the Plan, including without limitation the definition of Actuarial Equivalent. In addition, such individual’s Account shall be credited with those amounts which were unvested at the time of the earlier termination. Such unvested amounts shall be subject to the vesting requirements set forth elsewhere in this Plan.

4.2 Contribution Credits

(a) Crediting Accounts. A Contribution Credit shall be credited to the Account of each Participant as follows:

(1) The Contribution Credit for a Plan Year shall be credited to the Account of each Participant as of the last day of each Plan Year, beginning in 2003. No Contribution Credit shall be credited to the Account of any Participant for, or with respect to, any year prior to 2003.

(2) A Contribution Credit shall be credited to a Participant who terminates employment with the Bank or who ceases to be a Participant but otherwise remains employed by the Bank during the course of a Plan Year solely for that portion of Plan Year during which the individual was a Participant. The Contribution Credit for a Participant who terminates employment under the Bank shall be credited as of the date of termination. The Contribution Credit for a Participant who ceases to be a Participant but otherwise remains employed by the Bank shall be credited as of December 31 of the applicable Plan Year.

(3) Subject to Section 4.2(b), Section 4.4 and other applicable provisions of the Plan, the amount of the Contribution Credit credited to the Account of Participants shall be determined in accordance with Schedule A attached hereto unless the Board of Directors specifically provides that the amount of the Contribution Credit to a particular Participant’s Account shall be determined in accordance with Schedule B attached hereto. Additionally, the Board of Directors may, in its discretion and from time to time, designate that the amount of the Contribution Credit credited to the Account of a particular Participant or Participants for a Plan Year shall be determined in accordance with a separate Schedule, which Schedule shall be attached hereto. In no circumstances, however, shall the Account of a Participant be credited with Contribution Credits for a Plan Year under more than one Schedule.

(b) 25 Year Limit on Contribution Credits. No Participant shall receive a Contribution Credit for any period of Contribution Credit Service in excess of 25 years as determined under Section 3.4(b).

(c) Former Participants. No Contribution Credits shall be credited to the Account of any Former Participant with respect to any period of time such individual was not a Participant.

4.3 Annual Indexation Credits

(a) Crediting Accounts. Annual Indexation Credits shall be credited to the Accounts of Participants and Former Participants as follows:

(1) The Annual Indexation Credit for a Plan Year shall be credited to the Account of Participants and Former Participants as of the last day of each Plan Year beginning in 2004. No Annual Indexation Credit shall be credited to the Account of any Participant or Former Participant or with respect to any year prior to 2004.

(2) Subject to Section 4.4 and other applicable provisions of the Plan, the amount of the Annual Indexation Credit credited to the Account of Participants and Former Participants shall be six percent (6%) of the balance of the Account determined as of the first day of the applicable Plan Year.

(b) Proration; Cessation of Annual Indexation Credits. The Annual Indexation Credit for the Plan Year in which a Participant or Former Participant receives, or begins receiving, payment of his or her benefit under this Plan shall be prorated as provided in Section 4.4(a) below and no further Annual Indexation Credits shall be credited to such Participant or Former Participant.

4.4 Special Rules For Determining Balance of Accounts and for Crediting Contribution Credits and Annual Indexation Credits

(a) Proration. If the Account of a Participant or Former Participant is determined as of a date during the Plan Year, the rules set forth in Section 4.2 and 4.3 shall be applied by treating the date of determination as the end of a short Plan Year. In such a case, the Participant’s Compensation for the Plan Year to the calculation date shall be used in determining Compensation and the Contribution Credit, and the Annual Indexation Credit shall be prorated to reflect the portion of the year that has been completed as of the date of determination.

(b) Total Retirement Income – Current Limitation. Notwithstanding anything in this Plan to the contrary, the Total Retirement Income of a Participant or Former Participant shall be limited to 50% of the Participant’s or Former Participant’s Final Average Pay, and a Participant’s or Former Participant’s Contribution Credits and/or Annual Indexation Credits, as applicable, under this Plan shall be adjusted as set forth in Section 4.4(d) below in order to ensure that such limit is observed. For this purpose Total Retirement Income shall be determined as of the earlier of the last day of the current Plan Year and the date payments begin, and Final Average Pay shall be determined as of the earliest of the last day of the current Plan Year, termination of employment (if any), and the date the Participant ceases to be a Participant (if any).

(c) Total Retirement Income – Projected Limitation. Notwithstanding anything in this Plan to the contrary, the projected Total Retirement Income of a Participant shall be limited to 50% of the Participant’s projected Final Average Pay, and a Participant’s Contribution Credits and/or Annual Indexation Credits, as applicable, under this Plan shall be adjusted as set forth in Section 4.4(d) below in order to ensure that such limit is observed. For this purpose, in the case of a Participant who has not yet attained age 65, Total Retirement Income and Final Average Pay shall be projected from the last day of the current Plan Year to the date the Participant attains age 65 by assuming four percent (4%) annual pay increases and that the Participant remains a Participant until such projected date. The projected limitation under this Section 4.4(c) shall not apply unless the Participant remains a Participant until the last day of the Plan Year.

(d) If, pursuant to Sections 4.4(b) or 4.4(c), a Participant’s or Former Participant’s Total Retirement Income is projected to exceed either of the 50% limits set forth in Sections 4.4(b) or 4.4(c), then Contribution Credits and/or Annual Indexation Credits, as applicable, for the current and, if necessary, prior Plan Years shall be reduced as necessary to limit Total Retirement Income accordingly. If such Participant’s or Former Participant’s Total Retirement Income subsequently falls or is projected to fall below both of the 50% limits set forth in Section 4.4(b) and 4.4(c), then any Contribution Credits and/or Annual Indexation Credits previously reduced shall be restored as necessary.

4.5 Vesting

The interest of each Participant in his or her Account shall vest as follows:

(a) Vesting of Contribution Credits. Each Participant shall become fully vested in a particular Contribution Credit upon the completion of three (3) years of Vesting Service following the beginning of the Plan Year (or portion thereof) with respect to which such Contribution Credit is credited to the Participant’s Account; provided, however, that no Participant shall become fully vested in the final three (3) years of Contribution Credits credited to his or her Account pursuant to the 25 year limit on Contribution Credits set forth in Section 4.2(b) until the date the Participant attains age 62.

(b) Vesting of Annual Indexation Credits. Each Participant shall become fully vested in that portion of each Annual Indexation Credit which has been credited to his or her Account with respect to a particular Contribution Credit at the time such Participant becomes fully vested in such Contribution Credit and all further Annual Indexation Credits with respect to that vested Contribution Credit shall be fully vested.

(c) Attainment of Age 62. Notwithstanding any other provision of this Plan to the contrary, each Participant shall become fully vested in his or her Account on the date such Participant attains age 62 and all further Contribution Credits and Annual Indexation Credits to such Participant’s Account shall be fully vested.

4.6 Forfeiture

(a) Termination for Cause. Notwithstanding any other provision of this Plan to the contrary, each Participant shall forfeit his or her entire Account (whether vested or nonvested) if the Participant’s employment is terminated by the Bank for Cause. For purposes of the Plan, Cause shall be determined by the Bank in its sole discretion using the definition set forth in Section 2.1(i).

(b) Termination Prior to Attaining Age 62. Subject to the provisions of Section 4.1(b) and pursuant to the provisions of Section 4.5, each Participant whose employment with the Bank terminates prior to the date the Participant attains age 62 shall forfeit the unvested final three (3) years of Contribution Credits credited to his or her Account under the Plan.

ARTICLE 5. PAYMENT OF BENEFITS; DEATH BENEFITS

5.1 Amount of Benefit

The benefit payable under this Plan to a Participant or Former Participant shall be equal to such individual’s vested Account balance at the time payment is made or commences.

5.2 Automatic Form of Benefit Payment

Unless a Participant or Former Participant elects an optional form of benefit payment set forth in Section 5.3 in the manner and at the time prescribed in Section 5.6, the automatic form of benefit payment under the Plan shall be a single lump sum.

5.3 Optional Forms of Benefit Payments

A Participant or Former Participant may elect in accordance with Section 5.6 to receive his or her benefits in one of the following optional forms of payment (which shall be the Actuarial Equivalent of the automatic form provided in Section 5.2) to the extent applicable:

(a) A Life Annuity Option. A life annuity payable to the Participant or Former Participant as of the first day of each month until (and including) the month in which the Participant or Former Participant dies.

(b) A Contingent 50 Percent Annuitant Option. An annuity payable as of the first day of each month to the Participant or Former Participant, for life, with a continuing annuity to the Beneficiary if the Beneficiary survives the Participant or Former Participant, in an amount which is 50 percent of the monthly annuity payable to the Participant or Former Participant, beginning with the first day of the month following the Participant’s or Former Participant’s death and continuing for the Beneficiary’s lifetime.

5.4 Automatic Time of Benefit Payment

(a) Automatic Time. Unless a Participant or Former Participant elects an optional time of benefit payment as set forth in Section 5.5 in the manner and at the time prescribed in Section 5.6, the automatic time of benefit payment under the Plan shall be the Participant’s termination of employment with the Bank (including retirement), death or Disability.

(b) Date Payment is Made. If the form of benefit payment is the automatic form of payment pursuant to Section 5.2, payment shall be made as soon as administratively practicable following such termination, death or Disability. If the form of benefit is one of the optional forms pursuant to Section 5.3 and elected pursuant to Section 5.6, payments shall begin on the first day of the second month following such termination, death or determination of Disability.

5.5 Optional Time of Benefit Payment

A Participant terminating employment (including retirement) at age 45 or older may elect to defer payment of benefits under the Plan beyond such termination, provided such election is made in accordance with Section 5.6; provided further that such payment following termination of employment must begin no later than the April 1 following the calendar year the Former Participant turns 70-1/2. No payment of benefits may be made under this Plan prior to termination of employment (including retirement), death or Disability.

5.6 Manner and Time of Elections

The election of an optional form or time of benefit payment shall be made on such forms as may be prescribed by the Bank. Any election under this Section 5.6 must be made no later than 12 months prior to the Participant’s termination of employment (including retirement).

5.7 Death Benefits

(a) In the case of a Participant or Former Participant:

(1) who has a vested interest in his or her Account balance; and

(2) who dies before benefit payment has been made in the case of the lump sum automatic form of payment pursuant to Section 5.2, or who has elected the life annuity form of payment pursuant to Section 5.3(a) and dies before payment has begun, the amount of the vested Account balance shall be paid in a lump sum to the Participant’s or Former Participant’s Beneficiary, as soon as practicable after the Participant’s or Former Participant’s death.

(b) In the case of a Participant or Former Participant:

(1) who has a vested interest in his or her Account balance; and

(2) who has elected the contingent 50 percent annuitant option pursuant to Section 5.3(b) and who dies either before or after benefit payment has begun, the amount of the vested Account balance shall be paid or continue to be paid in the form of the contingent 50 percent annuitant option described in Section 5.3(b).

(c) In no other case shall any amount be paid to a Participant’s or Former Participant’s Beneficiary.

5.8 Beneficiary Designation

A Participant or Former Participant may designate a person or other entity as the Beneficiary to receive any death benefit payable under the Plan. Each Beneficiary designation shall be in the form prescribed by the Bank, shall be effective only when properly filed in writing with the Bank before the earlier of the Participant’s or Former Participant’s death or the time payment is made or commences, and shall revoke all prior designations by the Participant or Former Participant.

5.9 Erroneous Payments

In the event that a Participant or a Beneficiary receives a distribution under this Plan in excess of the amount, if any, to which he or she is entitled, by reason of a calculation error or otherwise, the Bank may, in its sole discretion, adjust future benefit payments to the Participant or the Beneficiary to the extent necessary to recoup the amount which the Participant or the Beneficiary received which was in excess of the amount to which he or she was entitled under the terms of the Plan. If the Bank determines, in its sole discretion, that it is not feasible or desirable to adjust future benefit payments to a Participant or a Beneficiary, the Bank may require the Participant or the Beneficiary to repay to the Plan the amount which is in excess of the amount to which the Participant or the Beneficiary is entitled under the terms of the Plan. All amounts received by a Participant or a Beneficiary under the Plan shall be deemed to be paid subject to this condition.

5.10 Rehire

In the event that an individual who is currently receiving payments under Section 5.3 is rehired by the Bank, then such payments automatically shall be suspended. The Account of such an individual and the Account of any individual who has received a payment under this Article 5 shall be determined in accordance with the provisions of Section 4.1.

ARTICLE 6. SOURCE OF PAYMENTS

6.1 Bank Obligations and Source of Payments

All benefits payable under the Plan shall be paid as they become due and payable by the Bank out of its general assets. Nothing contained in this Plan shall be deemed to create a trust of any kind for Participants, Former Participants or their Beneficiaries or create a fiduciary relationship between the Bank and the Participants, Former Participants or their Beneficiaries. To the extent that any person acquires a right to receive benefits under the Plan, such rights shall be no greater than the right of any unsecured general creditors of the Bank.

6.2 “Rabbi” Trust

Notwithstanding Section 6.1, to fund the benefits provided under the Plan, the Bank may, in its sole discretion, execute a Trust Agreement with a Trustee or Trustees, or enter into one or more contracts with an insurance company or companies, or adopt a combination of both methods of funding. The Bank shall determine the form and terms of any such Trust Agreement or insurance contract, and may, in its sole discretion, modify such instruments from time to time or remove or replace any Trustee or insurance company. Any such Trust so established shall be a “rabbi” grantor trust under Sections 671 through 679 of the Code.

ARTICLE 7. ADMINISTRATION

7.1 Committee

(a) General. The Committee, subject to those powers which the Board of Directors has reserved as described in Article 8 below, shall have general authority over, and responsibility for, the administration and interpretation of the Plan. The Committee shall have full power, authority and discretion to interpret and construe the Plan, to make all determinations considered necessary or advisable for the administration of the Plan and the Trust, if any, the calculation of the amount of benefits payable under the Plan, and to review claims for benefits under the Plan. The Committee’s interpretations and constructions of the Plan and its decisions or actions thereunder shall be binding and conclusive on all persons for all purposes.

(b) Composition. The Committee shall consist of at least three individuals, each of whom shall be appointed by the Board of Directors. Any Committee member may resign by delivering his or her written resignation to the Committee no later than 15 days before the effective date of the resignation. The Board of Directors may remove any member of the Committee at any time and for any reason with or without advance written notice. Vacancies in the Committee arising by resignation, death, removal or otherwise shall be filled by the Board of Directors.

(c) Committee Procedures. The Committee shall elect or designate one of its own members as Chair, establish its own procedures and the time and place for its meetings and provide for the keeping of minutes of all meetings. A majority of the members of the Committee shall constitute a quorum for the transaction of business by the Committee. Any action of the Committee may be taken upon the affirmative vote of a majority of the members at a meeting or, at the direction of its Chair, without a meeting by mail or telephone, provided that all of the Committee members are informed in writing of the matter to be voted upon. The Committee may establish procedures pursuant to which a Committee member may elect not to participate in a Committee proceeding in which such member has an interest. No Committee member shall be entitled to act on or decide any matters relating solely to such Committee member as a Participant or any of his or her rights or benefits under the Plan.

(d) Expenses. All expenses incurred by the Committee in its administration of the Plan shall be paid by the Bank. The Committee members shall not receive any special compensation for serving in such capacity but shall be reimbursed for any reasonable expenses actually incurred in connection therewith. No bond or other security is required of the Committee or any member thereof in any jurisdiction.

(e) Liability; Indemnification. No Committee member shall be personally liable by reason of any instrument executed by such Committee member, or action taken by the member in his or her capacity as a Committee member, acting in good faith and exercising reasonable care, nor for any mistake of judgment made in good faith. Committee members may be entitled to indemnification for certain costs, expenses and liabilities to the fullest extent permitted by applicable law and regulations and the charter and bylaws of the Bank, and subject to the terms and conditions set forth in such bylaws.

7.2 Procedures for Requesting Benefit Payments

To obtain Plan benefits, a Participant, Former Participant or Beneficiary must file a written application with the Bank. Procedures for filing a claim in the event that Plan benefits are denied in whole or in part may be obtained from the Bank.

ARTICLE 8. AMENDMENT AND TERMINATION

8.1 Amendment of the Plan

The Bank reserves the right to amend the Plan at any time and in any respect whatsoever by action of its Board of Directors or by such other means as may be prescribed by the Board of Directors. Retroactive Plan amendments may not decrease the Account balance of any Participant or Former Participant determined as of the time the amendment is adopted, unless the Participant or Former Participant consents in writing.

8.2 Termination of the Plan

While it is the intent of the Bank to maintain the Plan indefinitely, it reserves the right to terminate the Plan in whole or part by action of the Board of Directors (or by such other means as may be prescribed by the Board of Directors) at any time.

ARTICLE 9. MISCELLANEOUS PROVISIONS

9.1 Employment Rights

Nothing contained in this Plan or any modification of the Plan or act done in pursuance of this Plan shall be construed as giving any Participant or Former Participant any legal or equitable right with respect to his or her employment against the Bank (or any director, officer or employee thereof), unless specifically provided in this Plan or under applicable law, or as giving any person a right to be retained in the employ of the Bank. All employees shall remain subject to assignment, reassignment, promotion, transfer, layoff, reduction, suspension, and discharge to the same extent as if this Plan had never been established.

9.2 No Examination or Accounting

Neither this Plan nor any action taken under it shall be construed as giving any person the right to an accounting or to examine the books or affairs of the Bank, the Plan, or the Committee, except to the extent required by law.

9.3 Records Conclusive

The records of the Bank and the Committee shall be conclusive in respect to all matters involved in the administration of the Plan to the extent permitted by applicable law.

9.4 Severability

In the event any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of this Plan, and it shall be construed and enforced as if such illegal or invalid provision had never been included.

9.5 Counterparts

This Plan may be executed in any number of counterparts, each of which shall be deemed to be an original. All the counter parts shall constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.

9.6 Taxes

The Bank shall withhold, or cause to be withheld, from all benefits payable under the Plan all federal, state, local or other taxes required by applicable law be withheld with respect to such payment.

9.7 Binding Effect

The Plan shall be binding upon and inure to the benefit of the Bank and its successors and assigns and the Participants, Former Participants, their Beneficiaries and estates. The Plan shall also be binding upon and inure to the benefit of any successor organization succeeding to substantially all of the assets and business of the Bank, but nothing in the Plan shall preclude the Bank from merging or consolidating into or with, or transferring all or substantially all of its assets to, another organization which assumes the Plan and all obligations of the Bank thereunder.

In any agreement or plan which the Bank may enter into to effect any merger, consolidation, reorganization, or transfer of assets, the Bank agrees that it shall make appropriate provision for the preservation of the Participants’ and Former Participants’ benefits accrued under the Plan prior to such merger, consolidation, reorganization or transfer of assets. Upon such a merger, consolidation, reorganization, or transfer of assets and assumption of the Plan obligations of the Bank, the term “Bank” shall refer to such other organization and the Plan shall continue in full force and effect.

9.8 Assignment

No Participant or Former Participant or Beneficiary shall have the right to assign, transfer, hypothecate, encumber or anticipate his or her benefits under the Plan, nor shall the benefits under this Plan be subject to any legal process to levy upon or attach the benefits for payment of any claim against the Participant or Former Participant or his or her Beneficiary. In the event of any attempted assignment or transfer, the Bank shall have no further liability hereunder. The foregoing notwithstanding, in accordance with procedures that are established by the Committee (including procedures requiring prompt notification to the affected Participant or Former Participant and each alternate payee of the receipt by the Plan or the Bank of a domestic relations order and its procedures for determining the qualified status of such order), a judicial order for purposes of or pertaining to domestic relations (which orders do not alter the amount, timing, or form of benefit other than to have it commence at the earliest permissible date) shall be honored by the Plan and the Bank if the Committee or its designee determines that such order would constitute a qualified domestic relations order (within the meaning of Section 414(p) of the Code) if the Plan were a qualified retirement plan under Section 401(a) of the Code.

9.9 Incapacity

If the Committee is presented with credible evidence that any person to whom any amount is or was payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment, or any part thereof, due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative), may, if the Committee is so inclined, be paid to such person’s spouse, child, or other relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. In making such a finding the Committee may rely on the advice of experts chosen by the Committee in its sole discretion. Any payment consequent on such finding shall be in complete discharge of the liability of the Plan and the Bank therefor.

9.10 Unsecured Creditor

To the extent that any person acquires a right to receive payments from the Bank under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Bank.

9.11 Notice

Any election, application, claim, designation, request, notice, instruction or other communication required or permitted to be made by a Participant, Former Participant, Beneficiary, or other person to the Committee shall be made in writing and in such form as is prescribed from time to time by the Committee and shall be mailed by first-class mail, postage pre-paid or delivered to such location as shall be specified by the Committee and shall be deemed to have been given and delivered only upon receipt thereof at such location.

9.12 Benefits Not Salary

The benefits payable under the Plan shall be independent of, and in addition to, any other benefits provided by the Bank and shall not be deemed salary or other remuneration by the Bank for the purpose of computing benefits to which any Participant or Former Participant may be entitled under any other plan or arrangement of the Bank.

9.13 Captions

The captions preceding the sections of the Plan have been inserted solely as a matter of convenience and shall not in any manner define or limit the scope or intent of any provisions of the Plan.

9.14 Governing Law

The Plan is intended to constitute an unfunded Plan for a select group of employees and rights thereunder shall be construed according to the laws of the State of California, without giving effect to the choice of law principles thereof, and the laws of the United States, as applicable.

9.15 Addresses

Each Participant or Former Participant must file with the Bank from time to time in writing his or her post office address and each change of post office address. The communication, statement or notice addressed to a Participant or Former Participant at the last post office address filed with the Bank, or if no address is filed with the Bank, then at the last post office address as shown on the records of the Bank, shall be binding on the Participant or Former Participant and his or her Beneficiaries for all purposes of the Plan. The Bank shall not be required to search for or locate a Participant, Former Participant or his or her Beneficiary.

IN WITNESS WHEREOF, the Federal Home Loan Bank of San Francisco has caused this document to be executed by its duly authorized officers, this 22nd day of December, 2004.

FEDERAL HOME LOAN BANK OF SAN FRANCISCO

Signature:	/s/ Dean Schultz
Name:	Dean Schultz
Title:	President and Chief Executive Officer

Signature:	/s/ Gregory Fontenot
Name:	Gregory Fontenot
Title:	Vice President, Human Resources

FEDERAL HOME LOAN BANK OF SAN FRANCISCO

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Schedule A

Subject to Sections 3.4, 4.2 and other applicable provisions of the Plan, for the Plan Year beginning in 2003 and for subsequent Plan Years, Contribution Credits shall be credited to the Account of each Participant as follows unless the Board of Directors specifically designates that a different Schedule is applicable to such Participant.

A.1	8% of Compensation for Contribution Credit Service less than 10 years.

A.2	12% of Compensation for Contribution Credit Service of 10 or more but less than 15 years.

A.3	16% of Compensation for Contribution Credit Service of 15 years or more.

For purposes of this Schedule, Compensation shall include only Compensation earned by the Participant during the applicable Plan Year while a Participant in the Plan. Additionally, for purposes of this Schedule,. Contribution Credit Service shall be determined as of the first day of the applicable Plan Year. No Contribution Credits shall be credited to the Account of any Participant under this Schedule A for, or with respect to, any year prior to 2003.

A-1

FEDERAL HOME LOAN BANK OF SAN FRANCISCO

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Schedule B

Subject to Sections 3.4, 4.2 and other applicable provisions of the Plan, for the Plan Year beginning in 2003 and for subsequent Plan Years, the Account of each Participant to whom the Board of Directors has specifically designated this Schedule B applies shall be credited with Contribution Credits as follows:

B.1	10% of Compensation for Contribution Credit Service less than 10 years.

B.2	15% of Compensation for Contribution Credit Service of 10 or more but less than 15 years.

B.3	20% of Compensation for Contribution Credit Service of 15 years or more.

For purposes of this Schedule, Compensation shall include only Compensation earned by the Participant during the applicable Plan Year while a Participant in the Plan. Additionally, for purposes of this Schedule,. Contribution Credit Service shall be determined as of the first day of the applicable Plan Year. No Contribution Credits shall be credited to the Account of any Participant under this Schedule B for or with respect to any year prior to 2003.

B-1